EXHIBIT 3.3




                                  [state logo]



                               THE STATE OF TEXAS

                               SECRETARY OF STATE


                              CERTIFICATE OF MERGER


The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Merger of


                                   WBNI, INC,
                               A Texas Corporation
                                      with
                              RAS ACQUISITION CORP.
                           A Delaware No Permit Entity




have been received in this office and are found to conform to law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Merger.


Filed FEBRUARY 1, 2001


Effective FEBRUARY 1, 2001


[STATE SEAL]                                    /S/ HENRY CUELLAR
                                                -----------------
                                                Henry Cuellar
                                                Secretary of State



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                                                                FILED
                                                          IN THE OFFICE OF THE
                               ARTICLES OF MERGER            SECRETARY OF
                                       OF                   STATE OF TEXAS
                                   WBNI, INC.                 FEB 01 2001
                                  WITH AND INTO           CORPORATIONS SECTION
                              RAS ACQUISITION CORP.



         Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned corporations certify the following articles of merger adopted for the purpose of effecting a merger in accordance with the provisions of Part Five of the Texas Business Corporation Act.

         1. The name of each of the undersigned corporations that are a party to the Agreement and Plan of Merger (the "Plan of Merger") and the states under the laws of which they are organized are as follows:

                         Name of Corporation                    State
                         -------------------                    -----

                         RAS Acquisition Corp.                 Delaware
                         WBNI, Inc.                            Texas

         2. A Plan of Merger has been adopted and approved in accordance with the provisions of Article 5.03 of The Texas Business Corporation Act providing for the combination of WBNI, Inc. with and into RAS Acquisition Corp. and resulting in RAS Acquisition Corp. being the surviving corporation in the merger.


         3. The Certificate of Incorporation and Bylaws of RAS Acquisition
Corp. will be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter chanced or amended as provided therein or by applicable law. Except as set forth below, no amendments or changes in the Certificate of Incorporation or Bylaws of the surviving corporation are to be effected by the Mercer. Article First of the Certificate of Incorporation of RAS Acquisition Corp. shall be amended so as to change the entities name to WBNI, Inc.

         4. An executed Plan of Merger is on file at the principal place of business of RAS Acquisition Corp. at 7701 Las Colinas Ridge, Suite 250, Irving, Texas 75063 and a copy of the Plan of Merger will be furnished by RAS Acquisition Corp., on written request and without cost, to any shareholder of each domestic corporation that is a party to the plan of merger and to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

         5. As to the undersigned domestic corporation, the approval of whose shareholders is required, the number of shares outstanding, and, if the shares of any class or series are entitled to vote as a class, the designation and dumber of outstanding shares of each such class or series are as follows:


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                            Number of                           Number of Shares
                             Shares                          Entitled to Vote as
 Name of Corporation       Outstanding    Class or Series     a Class or Series
 -------------------       -----------    ---------------     -----------------
 WBNI, Inc.                  1,000           Common                  --



         6. As to the undersigned domestic corporation, the approval of whose shareholders is required, the number of shares, not entitled to vote only as a class, voted for and against the Plan of Merger, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for and against the plan respectively, are as follows:

                                             Number of Shares Entitled to
                        Total     Total       Vote as a Class  or Series
                        Voted     Voted      Class or    Voted     Voted
Name of Corporation      For     Against      Series      For     Against
--------------------------------------------------------------------------------
WBNI, Inc.              1,000      -0-          --        --        --



         7. As to the undersigned domestic corporation that is a party to the Plan of Merger, the approval of the Plan of Merger and performance of its terms were duly authorized by all action required by the laws of the State of Texas and by its constituent documents.

         9. As to the undersigned foreign corporation that is a parry to the Plan of Merger, the approval of the Plan of Merger and performance of its terms were duly authorized by all action required by the laws, under which it was incorporated and by its constituent documents.

         9. The surviving corporation will be responsible for the payment of all fees and franchise taxes on the merger corporation and will be obligated to pay such fees and franchise taxes if the same are not timely paid,

         10. These Articles of Merger and the merger under the Plan of Merger shall be effective on the date of filing with the Secretary of State of Texas.





                             SIGNATURE PAGE FOLLOWS






Dated: January 31, 2001                       WBNI, INC.



                                              By:
                                                 ----------------------------
                                                 George Gilman
                                                 President



Dated: January 31, 2001                       RAS ACQUISITION CORP.


                                               By: /s/ TIMOTHY P. HALTER
                                                  ------------------------
                                                  Timothy P. Halter
                                                  President








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Dated: January 31, 2001                       WBNI, INC.



                                              By: /S/ GEORGE GILMAN
                                                  ---------------------------
                                                  George Gilman
                                                  President



Dated: January 31, 2001                       RAS ACQUISITION CORP.

                                             By:
                                                ------------------------------
                                                Timothy P. Halter
                                                President


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